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                                                                  EXHIBIT 10.39



                              [MOBILITY LETTERHEAD]



September 12, 2002


Jackson Walker L.L.P.
2435 N. Central Expressway, Suite 600
Richardson, Texas 75080

         Attn: Richard F. Dahlson, Partner

Dear Rick:

         Mobility Electronics, Inc., a Delaware corporation (the "Company"), and Jackson Walker L.L.P. ("JW") are parties to a letter agreement, dated as of August 7, 2002 (the "Prior Agreement"). This letter agreement supercedes the Prior Agreement, and the Prior Agreement shall be deemed to be of no further force or effect. The Company currently owes JW the sum of $868,988.69 for legal services and fees with respect to JW's invoice numbers 694093 (dated April 26, 2002), 699105 (dated May 23, 2002), 703685 (dated June 21, 2002), 705742 (dated
July 19, 2002), 711952 (dated August 16, 2002) and 716799 (to be dated September 17, 2002) (collectively, the "Owed Fees"). The Company acknowledges and agrees that it owes the Owed Fees to JW and has no dispute or claim against JW with respect to the Owed Fees. The Company desires for JW to convert $600,000 of the Owed Fees (the "Convertible Fees") into 571,428 shares (the "Shares") of common stock, par value $0.01 per share, of Mobility (the "Common Stock"), and JW is agreeable to such request on the terms and conditions set forth below.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and JW hereby agree as follows:

         1. If on or prior to December 5, 2002 (the "Deadline"), the Company has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") which registers the resale of the Shares by JW, and the Registration Statement has been declared effective by the SEC (the "Effective Date"), then the Convertible Fees shall automatically be deemed to be converted into the Shares as of the Effective Date, and within five
(5) business days after the Effective Date, the Company will cause its transfer agent to deliver to JW a certificate representing the Shares (or, at JW's discretion, the transfer agent will cause the Shares to be DTC transferred into JW's brokerage account).

         2. If the Registration Statement has not been declared effective by the SEC on or prior to December 5, 2002, then on December 6, 2002 the Company shall wire transfer to JW the sum of $600,000 as payment for the $600,000 of the Convertible Fees not so converted pursuant to Section 1 above.

         3. If the average closing price of the Common Stock for the period between the Effective Date and December 31, 2002 (the "Average Closing Price"), does not exceed $1.16 per



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Richard F. Dahlson
September 12, 2002
Page 2



share, then on or prior to January 10, 2003, the Company shall pay to JW by wire transfer an amount equal to the difference between $1.16 and the Average Closing Price, less an amount equal to the amounts received by JW (net of commissions) from the sale of Shares from the Effective Date to December 31, 2002, in excess of the product of $1.16 per Share multiplied by the number of Shares sold during such period.

         4. On October 1, 2002, the Company shall wire transfer to JW the $268,988.69 of the Owed Fees which are not included in the Convertible Fees.

         5. This letter may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. If the terms set forth in this letter agreement are acceptable to you, please sign and date the enclosed copy of this letter and return it to the Company.

                                             MOBILITY ELECTRONICS, INC.



                                             By: /s/ Joan W. Brubacher
                                                 ------------------------------
                                                 Joan W. Brubacher,
                                                 Chief Financial Officer

AGREED TO AND ACCEPTED
as of the date first above written:

JACKSON WALKER L.L.P.


By:  /s/ Richard F. Dahlson
     ----------------------------
     Richard F. Dahlson, Partner